Exhibit 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         PURSUANT TO 18 W.S.C. SECTION 1350 AS ADOPTED AND PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

The undersigned Chief Executive Officer and acting Principal Financial Officer, or persons fulfilling similar functions, each certify:

     (i) That the financial information included in this Annual Report fairly presents in all material respects the financial condition and results of operations of the Company as of June 30, 2009 and for the periods presented in the report; and

     (ii) That the Annual Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934


Date: September 28, 2009       By: /s/ Helen Siwak
                                  ----------------------------------------------
                               Title: CEO and acting Principal Financial Officer